Exhibit 10.2

employment agreement

THIS EMPLOYMENT AGREEMENT, made and entered into as of April 1, 2014, by and between MassRoots, Inc. (the “Company”), and Hyler Fortier (the “Employee”).

R E C I T A L S

WHEREAS, the Company desires to employ Employee in the capacity hereinafter stated, and Employee desires to enter into the employ of the Company in such capacity, on the terms and conditions set forth herein.

WHEREAS, the parties hereto acknowledge that Employee’s employment will be “at will”.

WHEREAS, the Company and Employee desire to set forth in writing the employment relationship that exists between the Company and Employee.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth below, it is hereby covenanted and agreed by the Company and Employee as follows:

1.                  Employment. The Company hereby employs Employee as the Chief Operations Officer of the Company (the “Position”) and Employee hereby accepts such employment, upon the terms and subject to the conditions set forth in this Agreement.

2.                  Term of Employment. The period of Employee’s employment under this Agreement shall begin as of the date first above written (the “Commencement Date”), and shall continue until the termination of employment pursuant to Section 7 below (the “Employment Period”).

3.                  Duties and Responsibilities. Employee shall, during the Employment Period, while Employee is employed by the Company, devote Employee’s full and undivided attention, business energies and talents to fulfilling the duties of the Position, subject to the direction and control of the Board of Directors of the Company (the “Board”) and the Chief Executive Officer of the Company (the “CEO”), currently Isaac Dietrich. Notwithstanding the foregoing, Employee’s duties are subject to change at the discretion of the Board and/or the CEO. Employee shall report to Isaac Dietrich.

4.                  Location of Employment. Employee shall work primarily out of his home, but travel will be required as requested by the Company.

5.                  Compensation. Subject to the terms and conditions of this Agreement, during the Employment Period:

(a)                Employee shall receive an annual salary of twenty four thousand ($24,000) (“Base Salary”) paid in accordance with the Company’s normal payroll practices. The Company may make such deductions, withholdings or payments from sums payable to Employee hereunder which are required by law for taxes and similar charges. The Company will review Employee’s base salary in accordance with the Company’s normal payroll procedures.

(b)               Upon Hyler Fortier successfully obtaining her Bachelor’s Degree on May 15 2014, Hyler Fortier’s annual salary shall increase to thirty six thousand dollars ($36,000).

(c)                In the event that the Company reaches 250,000 monthly active users and the Company’s $0.40 financing warrants are executed, the employee’s annual salary shall increase to sixty thousand dollars ($60,000); however, the plan may be amended, modified or terminated at any time in the sole discretion of the Company. If the plan is amended or terminated under this Section 5(b), the Company agrees that it shall establish total compensation for Employee that is substantially equivalent in the aggregate to his then current compensation.

6.                  Benefits.

(a)                Vacation

(i)                 Employee shall be entitled to use up to 10 vacation days per year. Employee shall also be entitled to such holidays as are announced by the Company from time to time, which in general, may include federal or Colorado state holidays. As of the date hereof, such Company holidays are Christmas Eve, Christmas Day, New Year’s Day, Memorial Day, July 4th, Labor Day, Thanksgiving Day and the day after Thanksgiving Day. Up to 10 unused vacation days may be carried over, subject to the approval of your manager, from one year to the next; all other unused vacation days will be forfeited.

(ii)               Each year, Employee’s vacation days will accrue ratably over the course of the year. The Company may permit Employee to use vacation days during the year before such days have accrued. In the event Employee’s employment is terminated at a time when Employee has taken more vacation days than Employee has accrued, Employee shall reimburse the Company for each vacation day Employee has taken that hasn’t accrued at a per diem rate equal to Employee’s Base Salary divided by 365. The Company will be entitled to offset such amount against any amounts owing by the Company to Employee.

(b)               Employee, when and to the extent eligible pursuant to the terms of any such benefit plan, shall be entitled to participate in such employee benefit plans (e.g., health, dental and life insurance as well as 401k) as are offered by the Company to the Employees of the Company generally as those plans may be amended from time to time in the sole discretion of the Company. Should Employee elect to participate in any such employee benefit plan, Employee shall be responsible for any and all required employee premiums, contributions, co-insurance and costs associated with said plans.

(c)                Employee shall be entitled to payment for unused vacation days as of the Termination Date, only if the Company is given 1 month’s advance notice of separation.

7.                  Termination of Employment.

(a)                At will Employment. The parties hereto acknowledge that Employee’s employment hereunder is “at will”, that is, Employee may be terminated by the Company or Employee may voluntarily resign, at any time with or without cause. Absent exigent circumstances, (i) in the event that the Company wishes to terminate Employee’s employment hereunder, the Company will provide 1 month’s notice prior to such termination and (ii) in the event that Employee wishes to terminate his employment hereunder, Employee will provide 1 month’s notice prior to such termination. Failure of either party to provide such notice shall not affect the timing or validity of the termination. However, if either party provides notice of termination, Employer may in its sole discretion, at any time during the notice period decide to terminate Employee’s employment immediately in exchange for a lump sum payment for the remainder of the 1 month notice period. The date upon which any party hereto terminates Employee’s employment shall be referred to as the “Termination Date”.

Upon the Termination Date, and except as otherwise specifically set forth herein, the Company shall have no obligation to make payments to Employee in accordance with the provisions of Section 5, or, except as otherwise required by law, to provide the benefits described in Section 6, for periods after Employee’s employment with the Company is terminated except for Base Salary accrued through the Termination Date and reimbursable expenses incurred through such date.

(b)               Death. Employee’s employment hereunder shall terminate upon the death of Employee. The Company shall have no obligation to make payments to Employee in accordance with the provisions of Section 5, or, except as otherwise required by law or the terms of any applicable benefit plan, to provide the benefits described in Section 6, for periods after the date of Employee’s death except for Base Salary earned and accrued through the date of death, payable to Employee’s beneficiary, as Employee shall have indicated in writing to the Company (or if no such beneficiary has been designated, to Employee’s estate) and Reimbursable Expenses incurred through such date.

8.                  Non-Disclosure.

(a)                Confidential Information. “Confidential Information” means all confidential and proprietary information of the Company, its Affiliates (as defined below), its customers, its prospective customers and its suppliers (including insurance carriers), whether or not such information is protected by statute, common law, proprietary rights, or otherwise, and including, without limitation: names, addresses, contact persons and other information relating to the Company’s or any Affiliate’s customers or prospective customers and their personnel and suppliers or prospective suppliers and their personnel; current, past, potential or prospective commissions, premiums, prices, costs, profits, markets, products, services and innovations; business expansion plans, including electronic business development; internal practices and procedures; trade secrets; technologies, developments, inventions or improvements; and any other information relating to the business of the Company, its Affiliates, customers or suppliers.

(b)               Disclosure of Confidential Information. As an Employee of the Company, Employee will learn and will have access to Confidential Information. Employee acknowledges and agrees that the Company developed this Confidential Information at significant expense, it is proprietary to the Company, and it is and shall remain the exclusive property of the Company. Employee further acknowledges and agrees that the Confidential Information is highly valuable and proprietary to the Company and that the disclosure of any such Confidential Information to third parties or the otherwise unauthorized use of the Confidential Information by Employee would cause the Company serious and irreparable harm. Accordingly, Employee agrees not to, without the express, written consent of the Company, while engaged by the Company as an Employee or after such engagement, disclose, copy, make any use of, or remove from the Company’s premises the Confidential Information except as required in the performance of Employee’s duties and responsibilities to the Company. Upon Employee’s termination as an employee of the Company, Employee shall immediately deliver to the Company any Confidential Information and all copies thereof, whether in hard copy, computerized or other form, which are in the possession or control of Employee.

(c)                Disclosure of Customer and Advertiser Confidential Information. As an employee of the Company, Employee will also learn and will have access to Confidential Information belonging to the Company’s customers and advertisers. Employee agrees not to, without the express, written consent of the Company, either while engaged by the Company or thereafter, disclose, copy, make any use of, or remove from the Company’s premises Confidential Information of the Company’s customers or suppliers except as may be required in the performance of Employee’s duties and responsibilities as an employee of the Company.

For the purposes of this Paragraph 8 and Paragraph 9, the following terms shall have the meanings set forth below:

“Affiliate” shall mean with respect to any person, any other person, directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with, such first mentioned person. As used in this definition of Affiliate, the term “control” (including “controlled by”, or “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through ownership of voting securities, as trustee, by contract, or otherwise.

“Business” shall mean any business which engages in the set up, scheduling, management or planning of conferences or events, and any other business in which the Company may engage during the term of Employee’s engagement.

9.                  Technology Ownership. Employee hereby assigns to the Company all inventions, discoveries, designs, trade secrets, formulae, processes, methods, techniques, mask works, improvements, developments, concepts, computer programs, databases and works which Employee may make or acquire during the term of his/her employment hereunder, whether or not during working hours and whether made solely or jointly with others, that (1) are related to the Business of the Company at the time they are made or acquired, or (2) are made using the equipment, supplies, facilities, or proprietary information of the Company, as well as all patents, patent applications, copyrights, copyright registrations and all other intellectual property rights which cover, protect or are embodied in any of the foregoing.

10.              Remedies. Employee acknowledges that the Company may be irreparably injured by a violation of Sections 7, 8 or 9 and agrees that the Company shall be entitled to an injunction restraining Employee from any actual or threatened breach of Sections 7, 8 or 9 or to any other appropriate equitable remedy without bond or other security being required. Each of the parties to this Agreement will be entitled to enforce its rights under this Agreement, to recover damages and costs (including reasonable attorney’s fees and expenses) caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor.

11.              Severability; Enforceability. If any term or provision of this Agreement is held or deemed to be invalid or unenforceable, in whole or in part, for any reason, such term or provision shall be ineffective to the extent of such invalidity or unenforceability only, and the remaining terms and provisions of this Agreement shall continue in full force and effect. The Company and Employee desire and intend that the restrictions be given effect to the maximum extent permitted by law and equity. They therefore respectfully request that any restriction determined to be over broad in any manner shall be interpreted or reformed to give that restriction the maximum effect permissible by applicable law and equity, and Employee agrees to the enforcement of the restriction as so modified.

12.              Waiver of Breach. The waiver by either the Company or Employee of a breach of any provision of this Agreement shall not operate as or be deemed a waiver of any subsequent breach by either the Company or Employee.

13.              Successors. This Agreement shall be binding on, and inure to the benefit of, the Company and its successors and assigns, including any person acquiring, whether by merger, consolidation, purchase of assets or otherwise, all or substantially all of the Company’s assets and business.

14.              Nonalienation. The interests of Employee under this Agreement are not subject to the claims of Employee’s creditors other than the Company, and may not otherwise be voluntarily or involuntarily assigned, alienated or encumbered except to Employee’s beneficiary or estate upon his/her death and except as otherwise required by law. Any attempted assignment in violation of this provision shall be void.

15.              Notices. Any notice given by a party under this Agreement shall be in writing and shall be deemed to be duly given (i) when personally delivered, or (ii) upon delivery by Federal Express, United States Express Mail or similar overnight courier service which provides evidence of delivery, or (iii) when delivered by facsimile transmission if a copy thereof is also delivered in person or by overnight courier.

Notice to the Company shall be sufficient if given to:

Notice to Employee will be sufficient if given to (Employee’s Home Address):

16.              Amendment. This Agreement may not be amended or canceled except by mutual agreement of the parties in writing.

17.              No Third Party Beneficiaries. Except for Section 7(b), nothing in this Agreement is intended, nor shall it be construed, to confer any rights or benefits upon any person other than the parties hereto, and no other person shall have any rights or remedies hereunder.

18.              Complete Agreement. This Agreement contains the entire agreement between the parties hereto with respect to the transactions contemplated herein and supersedes all previous negotiations, commitments, and writings relating to the subject matter hereof.

19.              Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado, without giving effect to the conflict of laws principles thereof. The parties consent to the exclusive jurisdiction of the state and federal courts of Colorado for the purpose of any suit, action or other proceeding arising out of or otherwise related to this Agreement, and expressly waive any and all objections they may have as to venue in any such courts.

20.              Section Headings. The Section headings of this Agreement are for convenience of reference only and do not form a part hereof and do not in any way modify, interpret, or construe the intentions of the parties.

21.              Rules of Construction. Whenever the context so requires, the use of the singular shall be deemed to include the plural and vice versa.

22.              Counterparts. This Agreement may be executed in one or more counterparts (including by way of facsimile) and all such counterparts shall constitute one and the same instrument.

23.              Arbitration. If a dispute arises under this Agreement that cannot be resolved informally by the parties, a party to the dispute shall invoke the procedures set forth in this Section 24. All disputes shall be solely and finally determined by arbitration in by one arbitrator in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The arbitrator’s award shall be final and binding on the parties; provided, however, that the arbitrator shall base his/her or his/her award on applicable law and judicial precedent, shall include in such award the findings of fact and conclusions of law upon which the award is based, and shall not grant any remedy or relief that a court could not grant under applicable law. Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof; provided, however, that nothing herein shall impair the Company’s right to seek equitable relief from a court of competent jurisdiction for a breach or threatened breach of Section 8, 9 or 10 hereof.

24.              Company Policies and Procedures. Employee agrees to be bound by any rules, policies, terms or conditions that the Company has enacted and/or may enact or amend after the date hereof, including without limitation any rules or policies which may be set forth in an employee handbook or manual which may be published by the Company. Said material in no way constitutes a promise or guarantee of continued employment for any length of time or alters Employee’s status as an employee “at-will.”

IN WITNESS WHEREOF, Employee and the Company have executed this Employment Agreement as of the day and year first above written.

By: /s/ Isaac Dietrich Name Isaac Dietrich Title: Chief Executive Officer

By: /s/ Hyler Fortier Employee Signature